Report From The President

DATE: February 16, 2017

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 5.65% DIVIDEND FOR THE FOURTH QUARTER OF 2016

I am pleased to announce that, on February 16, 2017, your Board of Directors approved a dividend for the fourth quarter of 2016 of 5.65% (annualized). The dollar amount of the dividend will be approximately $87.6 million. The cash dividend will be distributed on February 17, 2017.

Our role as a reliable and trusted funding partner for our members positioned the Federal Home Loan Bank of New York to perform well throughout 2016. Our strong performance is reflected in our quarterly dividends, which totaled $286.6 million for 2016 – a full-year dividend rate of 5.00 percent. In providing a consistent and reasonable dividend to our members, we are able to enhance member value.

We will publish our 2016 audited financial results in its Form 10-K filing with the U.S. Securities and Exchange Commission, which is expected to be filed on or about March 20, 2017.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.